Exhibit 10.34

AMENDED AND RESTATED VOTING AGREEMENT

AMENDMENT AND RESTATEMENT to the Voting Agreement among BioFuel Energy Corp., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule I attached hereto (including, with their permitted transferees or assigns, collectively, the “Stockholders”) dated as of September 24, 2010 (the “Original Voting Agreement”), is entered into as of December 14, 2010 (this “Agreement”)

WHEREAS, the Stockholders and the Company desire to amend and restate the Original Voting Agreement pursuant to Section 4.8 (Amendments) of the Original Voting Agreement.

NOW, THEREFORE, it is hereby agreed that the Original Voting Agreement is hereby amended and restated in its entirety to read as follows:

This Agreement is entered into by and among the Company and the Stockholders.  This Agreement shall become effective immediately upon the consummation of that certain proposed registered rights offering for depositary shares (the “Depositary Shares”) representing fractional interests in shares of Series A Non-Voting Convertible Preferred Stock of the Company (the “Rights Offering”) as further described in that certain Loan Agreement dated as of September 24, 2010 and Amended and Restated Rights Offering Letter Agreement dated as of the date hereof, each by and among the Company, each of the Stockholders and the other signatories thereto (the “Loan Agreement” and the “Rights Offering Letter Agreement”, respectively).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and respective covenants and agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I.

VOTING

Section 1.1           Agreement to Vote.  Each Stockholder hereby agrees to vote each share of voting capital stock of the Company that such Stockholder currently holds or subsequently acquires (hereinafter the “Stockholder Shares”), at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with and subject to the provisions of this Agreement.

Section 1.2           Manner of Voting.  The voting of Stockholder Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

Section 1.3           Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1           Size and Composition of Board of Directors.  The size and composition of the Board of Directors of the Company shall be determined in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation, in each case as in effect from time to time (the “Restated Certificate”) and the Company’s By-Laws (the “By-Laws”).

Section 2.2           Approval of Proposals Contemplated by the Company’s Proxy Statement.  Each Stockholder agrees that at a meeting of the Company’s stockholders at which the Company, as contemplated by the Company’s Preliminary Proxy Statement filed on November 15, 2010, proposes to seek stockholder approval in order to (a) amend its Restated Certificate so as to increase the number of authorized but unissued shares of Common Stock from 100,000,000 to 140,000,000 and Class B Common Stock from 50,000,000 to 75,000,000, and (b) authorize and approve, pursuant to NASDAQ Rule 5635(d), (i) the issuance of all shares of Common Stock issuable upon the conversion of all shares of Series A Non-Voting Convertible Preferred Stock underlying the Depositary Shares purchased in connection with the Rights Offering (or pursuant to the Backstop Commitment) and issued pursuant to the Cargill Stock Payment, (ii)(A) the issuance of all shares of Class B Common Stock issuable upon the conversion of all Preferred Membership Interests and Class B Preferred Membership Interests (if any) in BioFuel Energy, LLC (the “LLC”) that holders of Common Membership Interests in the LLC (other than BioFuel Energy Corp.) purchase in the LLC’s Concurrent Private Placement (or pursuant to the Backstop Commitment) and (B) the issuance of all shares of Common Stock issuable upon the elective exchange of Common Membership Interests in the LLC received by such persons following the conversion of all Preferred Membership Interests in the LLC and (iii) the issuance of the Warrants (as defined in the Loan Agreement) and of all shares of Common Stock issuable upon the exercise of the Warrants assuming that such Warrants are issued, it will vote in favor of each such proposal. For purposes of this Section 2.2, the terms Backstop Commitment, Cargill Stock Payment, Class B Preferred Membership Interests, Common Membership Interests, Concurrent Private Placement and Preferred Membership Interests shall have the meanings assigned to them in the Rights Offering Letter Agreement.

Section 2.3           No Limitation on Other Voting Rights.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder from acting in its sole discretion on any matter other than those referred to in this Agreement.

ARTICLE III.

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1           Ownership, Authority, Etc.  Each Stockholder represents and warrants it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder.

Section 3.2           No Voting or Conflicting Agreements.  No Stockholder shall:  (a) except as contemplated by Section 3.3 hereof, grant any proxy, (b) enter into or agree to be bound by any voting trust, (c) enter into any stockholder agreements or arrangements of any kind with any Person (whether or not such agreements or arrangements are with other stockholders of the Company that are not a party to this Agreement) or (d) act, for any reason, as a member of a group or in concert with any other Persons in any manner which is inconsistent with the provisions of this Agreement.

Section 3.3           Covenant to Vote.  Each Stockholder shall appear in person or by proxy at any annual or special meeting of the Company’s stockholders for the purpose of establishing a quorum, and shall vote such Stockholder’s Shares upon any matter submitted to the Company’s stockholders in a manner not inconsistent or in conflict with, and to implement, the terms of this Agreement.

ARTICLE IV.

MISCELLANEOUS

Section 4.1           Term.  This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) at such time as the Company’s Common Stock is no longer traded on a national securities exchange, (b) one year from the date of this Agreement and (c) the date as of which the parties hereto terminate this Agreement by the written consent of the holders of a majority of the Stockholder Shares then outstanding on the one hand, and the Company, on the other hand.

Section 4.2           Entire Agreement.  This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.  Except as provided in Section 4.3, there are no third party beneficiaries having rights under or with respect to this Agreement.

Section 4.3           Binding Effect; Assignment.  The Company may not assign its rights under this Agreement.  A transferee that is not an Affiliated Person of a Stockholder shall not be bound by the terms and conditions of this Agreement.  No Stockholders may transfer Stockholder Shares to an Affiliated Person (whether by merger or otherwise by operation of law) unless such Affiliated Person shall agree to be bound by the terms hereof pursuant to the form set forth in Exhibit A.

Section 4.4           Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to a Stockholder:

Third Point Loan LLC
c/o Third Point Advisors, L.L.C.
390 Park Avenue, 18th Floor
New York, New York  10002

With a copy to (which does not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York  10019
Phone:  (212) 728-8267
Fax:  (212) 728-9267
Attn:  Michael A. Schwartz, Esq.

If to the Company:

BioFuel Energy Corp.
1600 Broadway, Suite 2200
Denver, Colorado 80202
Phone: (303) 640-6500
Fax: (303) 592-8117
Attn: President

With a copy to (which does not constitute notice):

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Phone: (212) 474-1000
Fax: (212) 474-3700
Attn: Craig F. Arcella

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 4.5           Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Submission to Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the non-exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, service of process on such party as provided in Section 4.4 shall be deemed effective service of process on such party.

(b)           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.5(b).

Section 4.6           Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.7           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 4.8           Amendments.  The Company will amend Schedule I promptly to reflect transfers to Affiliates as contemplated by this Agreement.  An amendment or modification to any provision of this Agreement will require the written consent of the Company and the holders of at least a majority of the Stockholder Shares.

Section 4.9           Extensions; Waivers.  (a) The Company may extend the time for the performance of any of the obligations of the Stockholders under this Agreement, and the Stockholders may extend the time for the performance of any of the obligations of the Company under this Agreement; (b) the Company may waive any inaccuracies in the representations and warranties of the Stockholders contained herein or in any document delivered pursuant hereto, and the Stockholders may waive any inaccuracies in the representations and warranties of the Company contained herein or in any document delivered pursuant hereto; and (c) the Company may waive compliance with any of the agreements or conditions for the benefit of the Company contained herein, and the Stockholders may collectively waive compliance with any of the agreements or conditions for the benefit of the Stockholders contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party or parties to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 4.10         Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 4.11         Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 4.12         Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 4.13         Aggregation of Stock.  All Stockholder Shares owned or acquired by any Stockholder or its Affiliated Persons shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

Section 4.14         Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.  As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

Section 4.15         Incorporation of Exhibits and Schedules.  The exhibits and schedules identified in this Agreement are incorporated by reference herein and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THIRD POINT LOAN LLC

By:	/s/ Josh Targoff
Josh Targoff
Chief Operating Officer and
General Counsel

Accepted and Agreed:

BIOFUEL ENERGY CORP.

By:	/s/ Scott H. Pearce
Name: Scott H. Pearce
Title: President and CEO

SCHEDULE I

STOCKHOLDER

Third Point Loan LLC

Schedule I

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Affiliated Transferee”) pursuant to the terms of that certain Amended and Restated Voting Agreement dated as of ___, 2010 (the “Agreement”) by and among the Company and certain of its stockholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)
Acknowledgment.  The Affiliated Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement;

(b)
Agreement.  The Affiliated Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Affiliated Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Affiliated Transferee were originally a party thereto; and

(c)	Notice. Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Affiliated Transferee’s signature below.

EXECUTED AND DATED this ______ day of _____________, 201[   ].

AFFILIATED TRANSFEREE:

Name:
Title:
Address:
Facsimile:

Accepted and Agreed:

BIOFUEL ENERGY CORP.

By:
Name:
Title:

A-1